PICTET FUNDS (THE "TRUST")
                       PICTET GLOBAL EMERGING MARKETS FUND
                    PICTET INTERNATIONAL SMALL COMPANIES FUND
                        PICTET INTERNATIONAL EQUITY FUND
                            PICTET GLOBAL WATER FUND
  (TOGETHER WITH OTHER SERIES OF THE TRUST THAT MAY BE CREATED, EACH A "FUND")

                       AMENDED AND RESTATED CODE OF ETHICS

I.        INTRODUCTION
          ------------

          A.        GENERAL PRINCIPLES
                    ------------------

                    This Code of Ethics (the "Code") establishes rules of conduct for "Access Persons" (as defined herein) of the Trust and is designed to govern the personal securities activities of Access Persons. In general, in connection with personal securities transactions, Access Persons should (1) always place the interests of each Fund's shareholders first; (2) conduct all personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility; and
                    (3) not take inappropriate advantage of their positions.

          B.        LEGAL REQUIREMENT
                    ------------------

                    Rule 17j-1(a) under the Investment Company Act of 1940 (the "1940 Act") makes it unlawful for any Access Person, in connection with the purchase or sale by such person of a security "held or to be acquired" by a Fund:

                    1. To employ any device, scheme or artifice to defraud the Trust;

                    2. To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                    3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

                    4.        To  engage  in  any  manipulative   practice  with
                              respect to the Trust.

                    A security is "held or to be acquired" if within the most recent 15 days it (a) is or has been held by a Fund, or (b) is being or has been considered by the Trust or the investment adviser for purchase by a Fund. A purchase or sale includes the purchase or sale of an option to purchase or sell. A security is "being or has been considered for purchase" when the portfolio manager for a Fund is giving or has given serious consideration to a purchase of the security.

          C.        DEFINITIONS
                    -----------

                    1.        For purposes of this Code, "Access Person" means:

                              a. Any Trustee, director, officer or general partner of the Trust, its adviser, any subadviser or any other investment adviser to the Trust.

                              b. Any employee of the Trust, its adviser, any subadviser or any other adviser (or of any company in a control relationship to the adviser, any subadviser or any other investment adviser)

                                        i.        Who, in connection with his or
                                                  her   regular   functions   or
                                                  duties, makes, participates in
                                                  or obtains  information  about
                                                  the   purchase   or   sale  of
                                                  securities   held   or  to  be
                                                  acquired by any Fund, or

                                        ii.       Whose functions  relate to the
                                                  making of any  recommendations
                                                  about   these   purchases   or
                                                  sales; and

                              c. Any natural person in a control relationship to the Trust's adviser, any subadviser or any other adviser who obtains information concerning recommendations made to any Fund about the purchase or sale of securities held or to be acquired.

                    2. For purposes of this Code, "Advisory Person" means the person or persons with the direct responsibility and authority to make investment decisions affecting a Fund, i.e., a portfolio manager or an assistant portfolio manager. An Advisory Person is also an Access Person.

                    3. For purposes of this Code, an "Access Person" or "Advisory Person" of the Trust does not include an employee, director, officer or general partner of an investment adviser or subadviser that has adopted a code of ethics approved by the Board of Trustees of the Trust. This code must contain provisions reasonably necessary to prevent its covered persons from engaging in any act, practice or course of business prohibited by Rule 17j-1(a) under the 1940 Act, and must require these persons to report their security transactions to such investment adviser or subadviser.

                    4. "Acquisition" or "Acquire" includes any purchase and the receipt of any gift or bequest of any security.

                    5. "Control" has the same meaning as in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) defines "control" as the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company.

                    6. "Designated Supervisory Person" means any officer or employee of the Trust designated to receive and review reports of purchases and sales by Access Persons and to perform the other duties described in this Code.

                    7. "Disposition" or "Dispose" includes any sale and the making of any personal or charitable gift of securities.

                    8. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act.

                    9. "Private Placement" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Rule 504, 505 or 506 under the 1933 Act.

II.       RESTRICTIONS ON ACTIVITIES
          --------------------------

          A.        PROHIBITED PURCHASES AND SALES
                    ------------------------------

                    No Access Person may purchase or sell, directly or indirectly, any security (or related security), other than a security exempted by Article III of this Code, in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A to this Code) and which he or she knows or should have known at the time of such purchase or sale:

                    1. is being considered for purchase or sale by a Fund; or

                    2.        is being purchased or sold by a Fund.

          B.        BLACKOUT PERIODS
                    ----------------

                    1. No Access Person may purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which any Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. The foregoing will not apply to a person who is an Access Person of the Trust by virtue of being a Trustee of the Trust, but who (a) is not an "interested person" (as defined in Section 2(a)(19) of the 1940 Act) of the Trust (a "Disinterested Trustee") and/or
                              (b) is not an Access Person of any investment adviser to the Trust who, in connection with his or her regular functions or duties, makes, participates in or obtains information about the purchase or sale of securities held or to be acquired by any Fund.

                    2. No Advisory Person may purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) calendar days before or after a Fund with respect to which he/she has investment discretion trades in that security.

          C.        INTERESTED TRANSACTIONS
                    -----------------------

                    No Access Person may recommend any securities transactions by a Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

                    1. Any direct or indirect beneficial ownership (as defined in Attachment A to this Code) of any securities of such issuer;

                    2. Any contemplated transaction by such person in such securities;

                    3.        Any position  with such issuer or its  affiliates;
                              and

                    4. Any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

          D.        INITIAL PUBLIC OFFERINGS
                    ------------------------

                    No Advisory Person may acquire any securities in an Initial Public Offering for his or her personal account without the prior approval of the Designated Supervisory Person.

          E.        PRIVATE PLACEMENTS
                    ------------------

                    No Advisory Person may acquire, directly or indirectly, beneficial ownership of any securities in a Private Placement without the prior approval of the Designated Supervisory Person who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of a Fund) and has concluded after consultation with other investment advisory personnel of the Trust that the Funds have no foreseeable interest in purchasing such securities.

          F.        SHORT-TERM TRADING PROFITS
                    --------------------------

                    No Advisory Person may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within three business days. Any profit so realized will, unless the Trust's Board approves otherwise, be paid over to the Trust or to a charitable organization of the Advisory Person's choosing.

          G.        SERVICE AS A DIRECTOR
                    ---------------------

                    No Advisory Person may serve on the board of directors of any publicly traded company without prior authorization from the Designated Supervisory Person based upon a determination that such board service would be consistent with the interests of the Trust and Fund shareholders.

III.      EXEMPT TRANSACTIONS
          -------------------

          A. For purposes of this Code, the term "security" means a security as defined in Section 2(a)(36) of the 1940 Act, other than the following:

                    1. Securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentalities;

                    2.        Bankers' acceptances;

                    3.        Bank certificates of deposit;

                    4.        Commercial paper; and

                    5.        Shares   of   registered    open-end    management
                              investment companies

          B. The prohibitions described in Paragraphs A and B of Article II will not apply to:

                    1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, including any account for an investment club of which the Access Person's spouse (but not the Access Person) is a member. For purposes of the foregoing, an Access Person shall be considered not to have any influence or control over any account owned and/or managed by Pictet & Cie, provided that personnel at Pictet & Cie making investment decisions for such accounts either: (i) never have information about securities being purchased or sold, or considered for purchase or sale, by a Fund or (ii) recuse themselves from investment decisions on behalf of Pictet & Cie during any periods when they have any such information; provided, further, that an authorized officer of Pictet & Cie certify annually as to the truth and accuracy of the foregoing;

                    2. Purchases or sales that are non-volitional on the part of the Access Person;

                    3. Purchases that are part of an automatic dividend reinvestment plan;

                    4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

                    5. The receipt of securities as gifts and bequests and the making of personal or charitable gifts or bequests of securities; or

                    6. Subject to the advance approval of the Designated Supervisory Person, purchases or sales which are only remotely potentially harmful to a Fund because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by a Fund.

IV.       COMPLIANCE PROCEDURES
          ---------------------

          A.        PRECLEARANCE
                    ------------

                    An Advisory Person may directly or indirectly, purchase or sell a security only if (1) such purchase or sale has been approved by the Designated Supervisory Person, (2) the approved transaction is completed by the close of business on the next business day after approval is received and (3) the Designated Supervisory Person has not rescinded such approval prior to execution of the transaction. A business day is any day when the New York Stock Exchange is open.

          B.        REPORTING
                    ---------

                    An Access Person must submit to the  Designated  Supervisory
                    Person, on forms specified by the Designated Supervisory Person, the following reports as to all securities and brokerage accounts (other than those exempt under Article III, Paragraph B.1) in which the Access Person has, or by reason of a transaction, acquires beneficial ownership.

                    1. INITIAL HOLDINGS REPORTS. Not later than 10 days after an Access Person becomes an Access Person, the following information:

                              a. The title, number of shares and principal amount of each security not exempted by Article III, Paragraph A in which the Access Person had any direct or indirect beneficial ownership when the Access Person became an Access Person;

                              b. The name of any broker, dealer or bank with whom the Access Person maintained an account containing securities (INCLUDING EXEMPT SECURITIES) in which the Access Person had any direct or indirect beneficial ownership as of the date the Access Person became an Access Person; and

                              c. The date the report is being submitted by the Access Person.

                    2. QUARTERLY TRANSACTION REPORTS. Not later than 10 days after the end of each calendar quarter, the following information:

                              a. Securities Transactions. For any acquisition or disposition during the calendar quarter of a security not exempted by Article III, Paragraph A in which the Access Person had any direct or indirect beneficial ownership:

                                        i.        The date of the acquisition or
                                                  disposition,  the  title,  the
                                                  interest   rate  and  maturity
                                                  date  (if   applicable),   the
                                                  number  of   shares   and  the
                                                  principal   amount   of   each
                                                  security;

                                        ii.       The nature of the  acquisition
                                                  or     disposition      (i.e.,
                                                  purchase,  sale  gift  or  any
                                                  other type of  acquisition  or
                                                  disposition):

                                        iii.      The price of the  security  at
                                                  which   the   acquisition   or
                                                  disposition was effected;

                                        iv.       The name of the broker, dealer
                                                  or bank with or through  which
                                                  the acquisition or disposition
                                                  was effected; and

                                        v.        The date the  report  is being
                                                  submitted by the Access Person

                              b. Brokerage Accounts. For any account established by the Access Person containing securities (INCLUDING EXEMPT SECURITIES) in which the Access Person had a direct or indirect beneficial ownership during the quarter:

                                        i.        The name of the broker, dealer
                                                  or bank with  whom the  Access
                                                  Person     established     the
                                                  account;

                                        ii.       The  date  the   account   was
                                                  established; and

                                        iii.      The date the  report  is being
                                                  submitted by the Access Person

                              c. If There Are No Transactions or New Accounts. If no reportable transactions in any securities were effected or new accounts opened during a calendar quarter, the affected Access Person must submit to the Designated Supervisory Person, within ten calendar days after the end of the quarter, a report stating that no reportable securities transactions were effected and no new accounts were opened during the quarter.

                    3. ANNUAL HOLDINGS REPORTS. By a date specified by the Designated Supervisory Person and as of a date within 30 days before this reporting deadline, the following information:

                              a. The title, number of shares and principal amount of each security not exempted by Article III, Paragraph A in which the Access Person had any direct or indirect beneficial ownership;

                              b. The name of any broker, dealer or bank with whom the Access Person maintained an account containing securities (INCLUDING EXEMPT SECURITIES) in which the Access Person had any direct or indirect beneficial ownership; and

                              c. The date the report is being submitted by the Access Person.

                    4. REPORTING EXEMPTION FOR DISINTERESTED TRUSTEES. A Disinterested Trustee of the Trust need not make:

                              a. An initial holdings report under Article IV, Paragraph B.l;

                              b. An annual holdings report under Article IV, Paragraph B.3; or

                              c.        A  quarterly  transaction  report  under
                                        Article IV,  Paragraph  B.2,  unless the
                                        Trustee,    at   the    time   of   that
                                        transaction, knows or, in the ordinary course of fulfilling his official duties as a Trustee, should know that, during the 150-day period immediately before or immediately after the transaction date, that security

                                        i.        Was  purchased  or  sold  by a
                                                  Fund or

                                        ii.       Was  being   considered  by  a
                                                  Fund,    its   adviser,    any
                                                  subadviser    or   any   other
                                                  investment     adviser     for
                                                  purchase or sale by the Fund.

                    5. DISCLAIMER OF BENEFICIAL OWNERSHIP. Any report submitted by an Access Person in accordance with this Code may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect beneficial ownership in any security or brokerage account to which the report relates. The existence of any report will not by itself be construed as an admission that any event included in the report is a violation of this Code.

                    6. ALTERNATIVE REPORTING PROCEDURES. To the extent consistent with Rule 17j-1 under the 1940 Act, and Rule 204-2(a)(12) under the Investment Advisers Act of 1940, the Designated Supervisory Person may approve other alternative reporting procedures.

                    7. DUPLICATE BROKERAGE CONFIRMATIONS. For transactions executed through a broker, an Access Person may fulfill his or her reporting requirement by directing the broker(s) to transmit to the Designated Supervisory Person duplicate confirmations of these transactions.

                    8. ANNUAL CERTIFICATION OF COMPLIANCE. Each Access Person, including each Disinterested Trustee, must certify annually (by a date specified by and on the form designated by the Designated Supervisory Person) that the Access Person:

                              a. Has received, read and understood this Code and recognizes that the Access Person is subject to the Code;

                              b. Has complied with all the requirements of this Code; and

                              c. Has disclosed or reported all personal securities transactions, holdings and accounts required by this Code to be disclosed or reported.

V.        DUTIES OF THE DESIGNATED SUPERVISORY PERSON
          -------------------------------------------

          A.        IDENTIFYING AND NOTIFYING ACCESS PERSONS
                    ----------------------------------------

                    The Designated Supervisory Person will identify each Access Person and notify each Access Person that the person is subject to this Code, including the reporting requirements.

          B.        PROVIDING INFORMATION TO ACCESS PERSONS
                    ---------------------------------------

                    The Designated Supervisory Person will furnish all Access Persons with a copy of this Code and provide advice, with the assistance of counsel, about the interpretation of this Code.

          C.        REVIEWING REPORTS
                    -----------------

                    The Designated Supervisory Person will review the reports submitted by each Access Person to determine whether there may have been any transactions prohibited by this Code.

          D.        PROVIDING INFORMATION TO THE BOARD OF TRUSTEES
                    ----------------------------------------------

                    1. The Designated Supervisory Person will promptly furnish to the Board of Trustees all material information regarding any violation of the Code by any Access Person or Advisory Person.

                    2. At least annually, the Designated Supervisory Person will report to the Board of Trustees:

                              a. All existing procedures concerning Covered Persons' personal trading activities and any procedural changes made during the past year;

                              b. Any recommended changes to the Code or procedures; and

                              c. A summary of any violations which occurred during the past year for which significant remedial action was taken and which had not previously been reported to the Board of Trustees.

                    3. At least annually, the Designated Supervisory Person will certify in writing to the Board of Trustees that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

          E.        MAINTAINING RECORDS
                    --------------------
                    The Designated Supervisory Person will:

                    1. Preserve in an easily accessible place a copy of this Code and any other code of ethics that has been in effect at any time within the past five years;

                    2. Maintain in an easily accessible place a list of all Access Persons who are, or within the past five years have been, required to make reports;

                    3. Preserve for a period of not less than five years from the end of the fiscal year in which it was made, the first two years in an easily accessible place, a copy of each report submitted by an Access Person and a copy of any written memoranda prepared by the Designated Supervisory Person in connection therewith;

                    4. Preserve in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs a record of any violation of this Code and of any action taken as a result of that violation;

                    5. Preserve for a period of not less than five years from the end of the fiscal year in which it was made, the first two years in an easily accessible place, a copy of

                              a. Each report made to the Board of Trustees of the Trust, including any written report describing any material violations of the Code or procedures or sanctions imposed in response to material violations and

                              b. Any documents certifying that the Trust, its adviser, any subadviser or any other adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code; and

                    6. Maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Advisory Person of securities in an Initial Public Offering or Private Placement for at least five years after the end of the fiscal year in which the approval is granted.

VI.       SANCTIONS
          ---------

          Upon discovering that an Access Person has not complied with the requirements of this Code, the Designated Supervisory Person or the Board of Trustees may impose on the person appropriate remedial action, including, in addition to actions specifically delineated in other sections of this Code, a letter of censure, disgorgement of profits obtained in connection with a violation, the imposition of fines, restrictions on future personal trading, termination of the Access Person's position or relationship with the Trust or referral to civil or criminal authorities.

VII.      INVESTMENT ADVISERS' REPORTING OBLIGATIONS
          ------------------------------------------

          Each investment adviser and subadviser will:

          A. Submit to the Board of Trustees of the Trust a copy of its code of ethics adopted pursuant to Rule 17j-1 under the 1940 Act;

          B. Promptly report to the Board of Trustees of the Trust in writing any material amendments to these codes of ethics;

          C. Promptly furnish to the Board of Trustees of the Trust, upon request, copies of any reports made pursuant to such code of ethics by any person who would be an Access Person or Advisory Person hereunder if such person were not subject to such code of ethics; and

          D. Immediately furnish to the Board of Trustees of the Trust all material information regarding any violation of such code of ethics by any person who would be an Access Person or Advisory Person hereunder if such person were not subject to such code of ethics.

VIII.     APPROVAL OF CODES OF ETHICS AND AMENDMENTS
          ------------------------------------------

          The Board of Trustees of the Trust, including a majority of Disinterested Trustees, must approve (1) this Code of Ethics and the codes of ethics of its adviser, any subadviser or any other adviser and (2) any material changes to any of these codes.

          A.        BOARD FINDINGS
                    --------------

                    The Board of Trustees must base its approval of any of these codes and any material changes to a code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any unlawful actions.

          B.        CERTIFICATION
                    -------------

                    Before approving any of these codes or any amendment to a code, the Board of Trustees must receive a certification from the affected adviser or subadviser that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics.

          C.        APPROVAL OF AMENDMENTS
                    ----------------------

                    The Board of Trustees must approve any material change to any of these codes no later than six months after adoption of the material change.

IX.       CONFIDENTIALITY
          ---------------

          All information obtained from any Access Person hereunder will be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange
          Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

X.        OTHER LAWS, RULES, AND STATEMENTS OF POLICY
          -------------------------------------------

          Nothing contained in this Code will be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by the Trust.

XI.       FURTHER INFORMATION
          -------------------

          If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions he or she should consult the Designated Supervisory Person.

Originally dated: July 19, 1995
Amended and restated:  June 23, 2000.
Amended and restated:  September 19, 2002

                                  ATTACHMENT A

"BENEFICIAL OWNERSHIP", for purposes of this Code, will be determined in accordance with the definition of "beneficial owner" set forth in Rule 16a-(a)(2) under the Securities Exchange Act of 1934, as amended, i.e., a person must have a "direct or indirect pecuniary interest" to have "beneficial ownership". Although the following list is not intended to be exhaustive, pursuant to the rule, a person is generally regarded as the beneficial owner of the following securities:

(1)       securities held in the person's own name;

(2) securities held with another in joint tenancy, community property or other joint ownership;

(3) securities held by a bank or broker as nominee or custodian on such person's behalf of securities pledged as collateral for a loan.

(4) Securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships);

(5) Securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such securities;

(6) Securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sales decision;

(7) Securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

(8) Securities held by a general partnership or limited partnership in which the person is a general partner;

(9) Securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company);

(10) Securities in a portfolio paying Pictet & Cie performance-related fees other than non-equity performance fees calculated solely on the basis of net capital gains and/or appreciation or the fiduciary's overall performance for a period of one year or more; and

(11) Securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest, excluding securities in any managed account paying only non-performance-related management or advisory fees in which the person does not otherwise have a beneficial interest